Exhibit 32(b)

ENERGY FUTURE COMPETITIVE HOLDINGS COMPANY

Certificate Pursuant to Section 906

of Sarbanes – Oxley Act of 2002

CERTIFICATION OF CFO

The undersigned, Paul M. Keglevic, Executive Vice President and Chief Financial Officer of Energy Future Competitive Holdings Company (the “Company”), DOES HEREBY CERTIFY that:

1.	The Company’s Quarterly Report on Form 10-Q for the period ended March 31, 2009 (the “Report”) fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2.	Information contained in the Report fairly presents, in all material respects, the financial condition and results of operation of the Company.

IN WITNESS WHEREOF, the undersigned has caused this instrument to be executed this 6th day of May, 2009.

/s/ PAUL M. KEGLEVIC
Name:	Paul M. Keglevic
Title:	Executive Vice President and Chief Financial Officer

A signed original of this written statement required by Section 906 has been provided to Energy Future Competitive Holdings Company and will be retained by Energy Future Competitive Holdings Company and furnished to the Securities and Exchange Commission or its staff upon request.